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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 18, 2002


                          STRANDTEK INTERNATIONAL, INC.
                      ------------------------------------
               (Exact name of registrant as specified in charter)



           Delaware                        33-22169 C            34-1573330
-------------------------------       --------------------  --------------------
(State or other jurisdiction            (Commission File       (IRS Employer
        of incorporation)                    Number)         Identification No.)




           455 North Indian Rocks Road, Belleair Bluffs, Florida 33770
           -----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


      Registrant's telephone number, including area code:   (727) 585-6333
                                                          --------------------



                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

                                Page 1 of 2 Pages

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Item 5.       Other Events and Regulation FD Disclosure.

         Corniche Transaction Termination. StrandTek International, Inc., a Delaware corporation ("StrandTek"), certain of StrandTek's principal shareholders, certain individual lenders to StrandTek, and Corniche Group Incorporated, a Delaware corporation ("Corniche"), have terminated the Stock Contribution Exchange Agreement and Supplemental Disclosure Agreement entered into on January 7, 2002, as amended (collectively, the "Agreements"). Pursuant to the Agreements, Corniche would have acquired about 98% of the outstanding common stock of StrandTek, and the participating shareholders of and lenders to StrandTek would have acquired control of Corniche.

         The Agreements were terminated because certain closing conditions were not satisfied. Under the Agreements, StrandTek is obligated to repay to Corniche loans totaling $1,250,000, plus interest from the date of their advance. Pursuant to letters exchanged between Corniche and StrandTek incident to the termination, the loans are due to be repaid on or prior to July 31, 2002.

         Regulation FD. This report on Form 8-K is being filed for reasons other than those requiring a filing under Regulation FD.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     STRANDTEK INTERNATIONAL, INC.


                                     By: /s/ WILLIAM G. BUCKLES, JR.
                                         ---------------------------------
                                         William G. Buckles, Jr., Vice-President
                                            and Chief Financial Officer

Dated:  June 18, 2002

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